                                                                      EXHIBIT 11
                                BIRD CORPORATION
                  COMPUTATION OF EARNINGS PER COMMON SHARE (1)
           (Thousands of dollars, except share and per share amounts)


                                                       THREE MONTHS ENDED      NINE MONTHS ENDED
                                                          SEPTEMBER 30,           SEPTEMBER 30,
                                                        1995        1994        1995       1994
                                                     ----------  ----------  ----------  ----------
Primary earnings per share
--------------------------

  Net earnings (loss) from continuing operations     $     (596) $    3,304  $    4,374  $   (1,574)
  Deduct dividend requirements:
     Preferred stock                                         (7)         (7)        (22)        (22)
     Convertible preference stock                          (377)       (377)     (1,130)     (1,130)
                                                     ----------  ----------  ----------  ----------
  Net earnings (loss) from continuing operations           (980)      2,920       3,222      (2,726)

  Net loss from discontinued operations                       0        (907)    (11,604)     (7,365)
                                                     ----------  ----------  ----------  ----------
  Net loss applicable
     to common stock                                 $     (980) $    2,013  $   (8,382) $  (10,091)
                                                     ----------  ----------  ----------  ----------

  Weighted average number of common
     shares outstanding (1)                           4,113,136   3,822,763   4,100,751   4,051,050
  Assuming exercise of options reduced by
     the number of shares which could have
     been purchased with the proceeds from
     exercise of such options   (3)                           0      18,103           0           0
                                                     ----------  ----------  ----------  ----------

  Weighted average number of common
     shares outstanding as adjusted                   4,113,136   3,840,866   4,100,751   4,051,050
                                                     ----------  ----------  ----------  ----------

  Primary earnings (loss) per common share:
     Continuing operations                           $    (0.24) $     0.76  $     0.79  $    (0.67)
     Discontinued operation                          $     0.00  $    (0.24) $    (2.83) $    (1.82)
                                                     ----------  ----------  ----------  ----------
  Net earnings (loss)                                $    (0.24) $     0.52  $    (2.04) $    (2.49)
                                                     ==========  ==========  ==========  ==========
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

                                                                      EXHIBIT 11
                                BIRD CORPORATION
                  COMPUTATION OF EARNINGS PER COMMON SHARE (1)
           (Thousands of dollars, except share and per share amounts)


                                                       THREE MONTHS ENDED      NINE MONTHS ENDED
                                                          SEPTEMBER 30,           SEPTEMBER 30,
                                                        1995        1994        1995       1994
                                                     ----------  ----------  ----------  ----------
Fully diluted earnings per share (2)
------------------------------------

  Net earnings (loss) from continuing operations     $     (596) $    3,304  $    4,374  $   (1,574)
  Deduct dividend requirements of
     preferred stock                                         (7)         (7)        (22)        (22)
                                                     ----------  ----------  ----------  ----------
  Net earnings (loss) from continuing operations     $     (603) $    3,297  $    4,352  $   (1,596)

  Net loss from discontinued operations                       0        (907)    (11,604)     (7,365)
                                                     ----------  ----------  ----------  ----------
  Net loss applicable
     to common stock                                 $     (603) $    2,390  $   (7,252) $   (8,961)
                                                     ----------  ----------  ----------  ----------

  Weighted average number of common
     shares outstanding (1)                           4,113,136   3,822,763   4,100,751   4,051,050
  Assuming exercise of options reduced by
     the number of shares which could have
     been purchased with the proceeds from
     exercise of such options (3)                             0      18,103           0           0
  Assuming conversion of convertible
     preference stock                                   731,955     731,955     731,955     731,955
                                                     ----------  ----------  ----------  ----------

  Weighted average number of common
     shares outstanding as adjusted                   4,845,091   4,572,821   4,832,706   4,783,005
                                                     ----------  ----------  ----------  ----------

  Fully diluted earnings (loss) per common share
     applicable to common stock:
     Continuing operations                           $    (0.12) $     0.72  $     0.90  $    (0.33)
     Discontinued operation                          $     0.00  $    (0.20) $    (2.40) $    (1.54)
                                                     ----------  ----------  ----------  ----------
                                                     $    (0.12) $     0.52  $    (1.50) $    (1.87)
                                                     ==========  ==========  ==========  ==========

(1)  See Note 1 of Notes to Consolidated Financial Statements.

(2) These calculations are submitted in accordance with Securities Exchange Act of 1934, Release No. 9083, although in certain instances, it is contrary to paragraph 40 of APB Opinion No. 15 because it produces an anti-dilutive result.

(3) APB 15 paragraph 30 indicates computation of primary earnings per share should not give effect to common stock equivalents if their inclusion has the effect of decreasing the loss per share amount otherwise computed or is anti-dilutive.
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